Exhibit 10(c)

PARKER-HANNIFIN CORPORATION

SUMMARY OF THE COMPENSATION OF THE NON-EMPLOYEE MEMBERS OF THE BOARD OF DIRECTORS
Adopted August 17, 2016, effective October 26, 2016

Annual retainer for Corporate Governance and Nominating
Committee Chair:                            $170,000

Annual retainer for Audit Committee Chair:                $150,000

Annual retainer for Human Resources and Compensation
Committee Chair:                            $150,000

Annual retainer for Finance Committee Chair:            $145,000

Annual retainer for non-chair committee members:            $130,000

Meeting fees of $2,000 for attending each Board of Directors or Committee meeting that exceeds the number of regularly-scheduled meetings of the Board and relevant Committee in a fiscal year by more than two.

Annual restricted stock unit grant